As filed with the Securities and Exchange Commission on June 19, 2001
                                              Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AVATAR HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                  23-1739078
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                              AVATAR HOLDINGS INC.
        AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN
                              (Full Title of Plans)


                               JUANITA I. KERRIGAN
                          VICE PRESIDENT AND SECRETARY
                              AVATAR HOLDINGS INC.
                               201 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             ROBERT TODD LANG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                  Proposed              Proposed            Amount of
Title of Each Class of                     Amount to be       Maximum Offering      Maximum Aggregate      Registration
Securities to be Registered                Registered(1)     Price Per Share(2)     Offering Price(2)          Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share    900,000 shares          $28.06              $25,252,500          $6,313.13
=========================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon (a) the aggregate exercise price, with respect to the 415,000 shares subject to existing stock options and (b) the average of the high and low sales prices of the Registrant's Common Stock on The Nasdaq Stock Market on June 14, 2001, with respect to the remaining 485,000 shares.

================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by Avatar Holdings Inc. (the "Company") (File No. 0-7616) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001; (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 15, 1980, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Certain members of Weil, Gotshal & Manges LLP, counsel to the Company, own approximately 12,737 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to provide indemnification to its directors and officers under certain circumstances. Reference is also made to Article Sixth of the Company's Certificate of Incorporation which provides that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she (or a person of whom he or she is a legal representative) is or was a director, officer or employee of the Company or a majority-owned subsidiary of the Company in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employee. In addition, the Company maintains liability insurance which, subject to certain exceptions and limitations, insures directors and officers against any claim or claims made against them for any actual or alleged error, misstatement or misleading statement, act or omission, neglect or breach of duty while acting in their capacities as such directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.

       4.1   -    Certificate of Incorporation, as amended and restated May 28,
                  1998 (incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1998,
                  (File No. 0-7616)).

       4.2   -    Certificate of Amendment of Restated Certificate of
                  Incorporation, dated May 26, 2000 (incorporated by reference to Exhibit 3(b), to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No. 0-7616)).

       4.3   -    By-laws, as amended and restated May 28, 1998 (incorporated by reference to Exhibit 3(b) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 0-7616)).

       4.4   -    Specimen Common Stock Certificate (incorporated by reference to Exhibit 1(a) to the Registrant's Registration Statement on
                  Form 8-A, filed with the Commission on October 15, 1980 (File
                  No. 0-7616)).

       5     -    Opinion of Weil, Gotshal & Manges LLP (filed herewith).

       23.1  -    Consent of Ernst & Young LLP (filed herewith).

       23.2  -    Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

       24    -    Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

       99.1  -    Avatar Holdings Inc. 1997 Incentive and Capital Accumulation
                  Plan (incorporated by reference to Exhibit 10(k) to the Registrant's Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-7616)).

       99.2  -    Avatar Holdings Inc. Amended and Restated 1997 Incentive and
                  Capital Accumulation Plan (incorporated by reference to
                  Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1999) (File No. 0-7616)).

       99.3  -    Certificate of Amendment to the Avatar Holdings Inc. Amended
                  and Restated 1997 Incentive and Capital Accumulation Plan
                  (filed herewith).

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, on this 18th day of June, 2001.

                               AVATAR HOLDINGS INC.

                               By: /s/ Gerald D. Kelfer
                                   --------------------------------------------
                                   Name: Gerald D. Kelfer
                                   Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerald D. Kelfer, Juanita I. Kerrigan and Charles L. McNairy, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                           Title                                Date
          ---------                           -----                                ----
     /s/ Gerald D. Kelfer          President, Chief Executive                  June 18, 2001
-----------------------------      Officer and Director (Principal
       Gerald D. Kelfer            Executive Officer)


    /s/ Charles L. McNairy         Executive Vice President, Treasurer         June 18, 2001
-----------------------------      and Chief Financial Officer
      Charles L. McNairy           (Principal Financial Officer)


      /s/ Michael P. Rama          Controller (Principal Accounting            June 18, 2001
-----------------------------      Officer)
        Michael P. Rama


      /s/ Milton Dresner           Director                                    June 18, 2001
-----------------------------
        Milton Dresner


         /s/ Leon Levy             Director and Chairman of the Board of       June 18, 2001
-----------------------------      Directors
           Leon Levy



                                      II-4

      /s/ Martin Meyerson          Director                                    June 18, 2001
-----------------------------
        Martin Meyerson


   /s/ Elizabeth B. Moynihan       Director                                    June 18, 2001
-----------------------------
     Elizabeth B. Moynihan


     /s/ Kenneth T. Rosen          Director                                    June 18, 2001
-----------------------------
       Kenneth T. Rosen


    /s/ Fred Stanton Smith         Director                                    June 18, 2001
-----------------------------
      Fred Stanton Smith


     /s/ William G. Spears         Director                                    June 18, 2001
-----------------------------
       William G. Spears


      /s/ Beth A. Stewart          Director                                    June 18, 2001
-----------------------------
        Beth A. Stewart


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

 4.1    -   Certificate of Incorporation, as amended and restated May 28, 1998
            (incorporated by reference to Exhibit 3(a) to the Registrant's Form
            10-Q for the quarter ended June 30, 1998 (File No. 0-7616)).

 4.2    -   Certificate of Amendment of Restated Certificate of Incorporation,
            dated May 26, 2000 (incorporated by reference to Exhibit 3(b) to the Registrant's Form 10-Q for the quarter ended June 30, 2000 (File No.
            0-7616)).

 4.3    -   By-laws, as amended and restated May 28, 1998 (incorporated by reference to Exhibit 3(b) to the Registrant's Form 10-Q for the quarter ended June 30, 1998 (File No. 0-7616)).

 4.4    -   Specimen Common Stock Certificate (incorporated by reference to
            Exhibit 1(a) to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 15, 1980 (File No. 0-7616)).

 5      -   Opinion of Weil, Gotshal & Manges LLP (filed herewith).

 23.1   -   Consent of Ernst & Young LLP (filed herewith).

 23.2   -   Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

 24     -   Power of Attorney (included as part of the signature page to this
            Registration Statement and incorporated herein by reference).

 99.1   -   Avatar Holdings Inc. 1997 Incentive and Capital Accumulation Plan
            (incorporated by reference to Exhibit 10(k) to the Registrant's Form
            10-K for the fiscal year ended December 31, 1997 (File No. 0-7616)).

 99.2   -   Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital
            Accumulation Plan (incorporated by reference to Exhibit 10(a) to the Registrant's Form 10-Q for the quarter ended June 30, 1999) (File
            No. 0-7616)).

 99.3   -   Certificate of Amendment to the Avatar Holdings Inc. Amended and
            Restated 1997 Incentive and Capital Accumulation Plan (filed herewith).